Exhibit 10.3

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

BNP PARIBAS,
BANCWEST CORPORATION

and

FIRST HAWAIIAN, INC.

Dated as of August 9, 2016

i

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement, dated August 9, 2016 (this “Agreement”), by and among BNP Paribas, a corporation organized and domiciled in France (“BNPP”), BancWest Corporation, a Delaware corporation (“BWC”), and First Hawaiian, Inc., a Delaware corporation (the “Company”).

WHEREAS, BNPP has decided to pursue an IPO of the common stock, par value $0.01 per share (the “Common Stock”), of the Company and, in connection therewith, BWC, a wholly-owned subsidiary of BNPP, intends to sell shares of Common Stock representing approximately 17.4% of the outstanding Common Stock as of the date hereof in the IPO;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.                                           Certain Definitions.  In this Agreement, the following terms shall have the meanings assigned below:

“5% Date” means the first date on which BNPP ceases to beneficially own at least 5% of the outstanding Common Stock.

“Affiliate” means, with respect to a specified Person, any specified Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble and includes all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

“beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding:  (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).

“Blackout Period” has the meaning set forth in Section 5(b).

“BNPP” has the meaning set forth in the Preamble.

“BWC” has the meaning set forth in the Preamble.

“Common Stock” has the meaning set forth in the Preamble.

“Company” has the meaning set forth in the Preamble.

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Statement” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Authority” means any federal, state, local, domestic or foreign agency, court, tribunal, administrative body, arbitration panel, department or other legislative, judicial, governmental, quasi-governmental entity or self-regulatory organization with competent jurisdiction.

“IPO” means the initial public offering and sale of shares of Common Stock of the Company registered with the SEC.

“IPO Lockup” means the restrictions contained in the IPO Underwriting Agreement (or agreements contemplated therein) on offers, sales and registrations of Common Stock and related matters following the pricing of the IPO, after giving effect to any waivers, modifications or terminations of such restrictions.

“IPO Underwriting Agreement” means the Underwriting Agreement between the Company, BNPP, BWC and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp., dated August 3, 2016, relating to the IPO.

“Minimum Amount” means at least $75 million of the aggregate market value of all outstanding Common Stock unless, at any time, the total number of all remaining shares of Registrable Securities would, if fully sold, yield gross proceeds to the Stockholder of less than such amount, in which case the “Minimum Amount” shall mean the gross proceeds to be realized upon the sale of all such remaining Registrable Securities.

“Other Holdback Parties” has the meaning set forth in Section 6.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporate organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.

“Piggyback Registration” has the meaning set forth in Section 3(b).

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement, as amended or supplemented by any free writing prospectus, whether or not required to be filed with the SEC, prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registration Expenses” has the meaning set forth in Section 7(a).

“Registrable Securities” means, at any time, (i) all Common Stock held of record by BWC as of the date hereof, (ii) any securities of the Company issued or issuable after the date hereof with respect to the Common Stock referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise, (iii) all Common Stock issued upon conversion or exchange of shares of non-voting common stock issued by the Company to BNPP or any of its Affiliates as of or after the date hereof and (iv) securities issued by the issuer thereof in exchange for or in replacement of any securities referred to in clauses (i), (ii) and (iii); provided, however, that any and all such Common Stock and other securities referred to in clauses (i), (ii), (iii) and (iv) shall cease to be Registrable Securities if and when such securities (1) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (2) have been sold to someone other than a Stockholder in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, or (3) are not outstanding (or any combination of clauses (1), (2) and (3)).

“Registration Statement” means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all materials incorporated by reference in such Registration Statement.

“Rule 144” means Rule 144 of the Securities Act.

“Rule 10b5-1 Plan” has the meaning set forth in Section 4(b).

“S-3 Registration” has the meaning set forth in Section 4(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder” means initially BWC and thereafter any other transferee of the Registrable Securities that becomes a Stockholder pursuant to Section 11, but in each case only if and for as long as BWC or any such transferee is both (i) a wholly-owned subsidiary of BNPP (or is BNPP) and (ii) the holder of record of Registrable Securities.  If at any time there is more than one Stockholder, the term “Stockholder” shall mean all Stockholders, collectively, unless the context otherwise requires.  For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

“Stockholder Agreement” means Stockholder Agreement, dated the date hereof, between the Company and BNPP.

“Stockholder’s Counsel” has the meaning set forth in Section 6(a)(i).

“Suspension Period” has the meaning set forth in Section 5.

“Termination Date” means the first date on which there is no Registrable Securities or there is no Stockholder.

“Third Party Holdback Period” means any Holdback Period imposed on the Stockholder pursuant to Section 6 in respect of an underwritten offering of Common Stock in which (i) the Stockholder did not participate or (ii) the Stockholder’s participation was reduced pursuant to Section 3(c) or 3(d).

“underwriter” means, with respect to any underwritten offering, a securities dealer who purchases any Registerable Securities as a principal in connection with a distribution of such securities.

“underwritten offering” means a public offering of securities of the Company registered under the Securities Act in which one or more underwriters participate in the distribution.

“underwritten Shelf Takedown” means an underwritten offering effected pursuant to an S-3 Registration.

In addition to the above definitions, unless the context requires otherwise:

(i)                                     any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii)                                  “include”, “includes” and “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii)                               references to “Section” or the “Preamble” are references to Sections or the introductory paragraph of this Agreement, respectively;

(iv)                              references to any Governmental Authority include any successor to such Governmental Authority;

(v)                                 references to any agreement or other document are to such agreement or document as amended, modified, supplemented or replaced from time to time;

(vi)                              words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and

(vii)                           references to “business day” mean a business day in The City of New York.

Section 2.                                           Demand Registrations.

(a)                                 Right to Request Registration.  Subject to the provisions hereof and to the IPO Lockup and continuing until the Termination Date, the Stockholder may at any time request registration for resale under the Securities Act of all or part of the Registrable Securities (exclusive of S-3 Registrations pursuant to Section 4) (a “Demand Registration”); provided, however, that (based on the then-current market prices) the number of shares of Registrable Securities included in the Demand Registration would, if fully sold, yield gross proceeds to the Stockholder of at least the Minimum Amount.  Subject to Section 2(d) and Section 5 below, the Company shall use reasonable best efforts to (i) file a Registration Statement registering for resale such number of shares of Registrable Securities as requested to be so registered pursuant to this Section 2(a) (a “Demand Registration Statement”) within thirty (30) days after the Stockholder’s request therefor and (ii) cause such Demand Registration Statement to be declared effective by the SEC as soon as practical thereafter.  If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b)                                 Number of Demand Registrations.  Subject to the limitations of this Section 2, the Stockholder shall be entitled to request up to five (5) Demand Registrations in the aggregate (for all Persons who are or may become a Stockholder pursuant to Section 11). The Company shall not be obligated to effect pursuant to Section 2(a) more than two (2) Demand Registrations during the first 12 months following the date hereof or (ii) more than three (3) Demand Registrations during any 12-month period thereafter.

(c)                                  Priority on Demand Registrations.  The Company may include Common Stock other than Registrable Securities in a Demand Registration for any accounts on the terms provided below and, if such Demand Registration is an underwritten offering, only with the consent of the managing underwriters of such offering.  If the managing underwriters of the requested Demand Registration advise the Company and the Stockholder requesting such Demand Registration that in their opinion the number of shares of Common Stock proposed to be included in the Demand Registration exceeds the number of shares of Common Stock that can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Common Stock proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the number of shares of Registrable Securities that the Stockholder proposes to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including Common Stock to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine.  If the number of shares of Common Stock that can be sold is less than the number of shares of Common Stock proposed to be registered pursuant to clause (i) above by the Stockholder, the amount of Common Stock to be sold shall be allocated to the Stockholder.

(d)                                 Restrictions on Demand Registrations.  The Stockholder shall not be entitled to request a Demand Registration (i) within sixty (60) days after the effective date of any prior Demand Registration, Piggyback Registration or S-3 Registration or the pricing date of any underwritten Shelf Takedown or (ii) when the Company is diligently pursuing a primary underwritten offering pursuant to a Piggyback Registration. The restriction in this clause (d)(i) shall not apply to any request for a Demand Registration if the request is to register and sell all remaining Registrable Securities in an underwritten offering and the managing underwriters for the offering advise the Company that in their judgment (subject to subsequent changes in market conditions) all such remaining Registrable Securities could be sold in such offering.  Notwithstanding the foregoing, the Company shall not be obligated to take any action that would violate any lockup or similar restriction relating to any Demand Registration or underwritten Shelf Takedown then in effect.  The Company, however, shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected pursuant to an S-3 Registration and the Company, in accordance with Section 4, effects or has effected an S-3 Registration pursuant to which such offering can be effected.

(e)                                  Selection of Underwriters.  If any of the Registrable Securities covered by a Demand Registration is to be sold in an underwritten offering, the Stockholder shall have the right to select the managing underwriter or underwriters to administer the offering, but only with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed).

(f)                                   Other Registration Rights.  Prior to the Termination Date, the Company shall not grant to any Person the right to request the Company (i) to register securities in a Demand Registration unless such rights are consistent with, and not more favorable than, the provisions hereof, or (ii) to register any securities other than securities of the same class as the Registrable Securities being registered in a Demand Registration.

Section 3.                                           Piggyback Registrations.

(a)                                 Certain Offerings by the Company.  Prior to the 5% Date, the Company shall not register or propose to register any Common Stock under the Securities Act for its own account other than one or more registration statements on Form S-8 or with the approval of BNPP as required by Section 3.1 of the Stockholder Agreement.

(b)                                 Right to Piggyback.  Whenever on or after the date hereof the Company (i) proposes to register any Common Stock under the Securities Act (other than a registration statement on Form S-8 or S-4 or any successor or similar forms) for its own account or (ii) proposes to register any Common Stock under the Securities Act for the account of one or more holders of Common Stock (other than the Stockholder), and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give written notice to the Stockholder of its intention to effect such a registration and, subject to Sections 3(c) and 3(d), shall include in such registration statement and in any offering of Common Stock to be made pursuant to that registration statement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from the Stockholder within ten (10) days after the Stockholder’s receipt of the Company’s notice. The Company shall have no obligation to proceed with any Piggyback

Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Stockholder proposes to sell Common Stock in an underwritten offering pursuant to a registration statement under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering, as applicable, pursuant to a Piggyback Registration.

(c)                                  Priority on Primary Piggyback Registrations.  If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Stockholder (if the Stockholder has elected to include Registrable Securities in such Piggyback Registration) that in their opinion the number of shares of Common Stock proposed to be included in such offering exceeds the number of shares of Common Stock which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Common Stock proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of shares of Common Stock that the Company proposes to sell, and (ii) second, the number of shares of Common Stock requested to be included therein by holders of Common Stock, including the Stockholder (if the Stockholder has elected to include Registrable Securities in such Piggyback Registration), pro rata among all such holders on the basis of the number of shares of Common Stock requested to be included therein by all such holders or as such holders and the Company may otherwise agree.

(d)                                 Priority on Secondary Registrations.  If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Common Stock other than the Stockholder, and the managing underwriters advise the Company that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock that can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Common Stock to be sold in such offering), then the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of shares of Common Stock requested to be included therein by (A) other holders of Common Stock including the Stockholder (if the Stockholder has elected to include Registrable Securities in such Piggyback Registration) and (B) the Company, pro rata among such holders and the Company on the basis of the number of shares of Common Stock requested to be included therein by such holders and the Company, respectively, or as such holders and the Company may otherwise agree.

(e)                                  Selection of Underwriters.  The Company shall have the right to select the managing underwriter or underwriters to administer any underwritten offering pursuant to a Piggyback Registration.

(f)                                   Other Registration Rights.  Prior to the Termination Date, the Company shall not grant to any Person the right to request the Company to register any Common Stock in a Piggyback Registration unless such rights are consistent with the provisions hereof.

Section 4.                                           S-3 Registrations.

(a)                                 Right to Request Registration.  At any time that the Company is eligible to use Form S-3 and continuing until the Termination Date, the Stockholder shall be entitled to request on up to three (3) occasions that the Company file a Registration Statement on Form S-3 (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or any portion of the Registrable Securities pursuant to Rule 415 promulgated under the Securities Act or otherwise (an “S-3 Registration”).  Upon each such request, and subject to Section 5, the Company shall use reasonable best efforts to (i) file a Registration Statement (or any amendment or supplement thereto) covering the number of shares of Registrable Securities specified in such request under the Securities Act on Form S-3 (an “S-3 Registration Statement”) for public sale in accordance with the method of disposition specified in such request within thirty (30) days after the Stockholder’s written request therefor and (ii) cause such S-3 Registration Statement to become effective as soon as practical thereafter.  If permitted under the Securities Act, each such Registration Statement shall be one that is automatically effective upon filing.

(b)                                 Right to Effect a Shelf Takedown.  The Stockholder shall be entitled, at any time and from time to time when an S-3 Registration Statement is effective and until the Termination Date, to sell such Registrable Securities as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”), but only upon not less than fifteen (15) business days’ prior written notice to the Company (whether or not such takedown is underwritten); provided, that no prior notice shall be required of any sale pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”).  The Stockholder shall be entitled to request that a Shelf Takedown shall be an underwritten offering, provided, however, that (based on the then-current market prices) the number of shares of Registrable Securities included in such underwritten Shelf Takedown would yield gross proceeds to the Stockholder of at least the Minimum Amount; and provided, further, that the Stockholder shall not be entitled to request any underwritten Shelf Takedown within sixty (60) days after the pricing date of any other underwritten offering effected pursuant to a Demand Registration, a Piggyback Registration or an S-3 Registration, or when the Company is diligently pursuing an underwritten offering pursuant to (or treated as being pursuant to) a Piggyback Registration.  The Stockholder shall also give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten) or the entry into a Rule 10b5-1 Plan in respect of the Registrable Securities.

(c)                                  Priority on Underwritten Shelf Takedowns.  The Company may include Common Stock other than Registrable Securities in an underwritten Shelf Takedown for any accounts with the consent of the managing underwriters of such offering as provided herein.  If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and the Stockholder that in their opinion the number of shares of Common Stock proposed to be included in the underwritten Shelf Takedown exceeds the number of shares of Common Stock that can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Common Stock proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown (i) first, the number of shares of Common Stock that the Stockholder proposes to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including

Common Stock to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of shares of Common Stock that can be sold is less than the number of shares of Registrable Securities proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of Common Stock to be so sold shall be allocated to the Stockholder.  The provisions of this paragraph (c) apply only to a Shelf Takedown that the Stockholder has requested be an underwritten offering.

(d)                                 Selection of Underwriters.  If any of the Registrable Securities is to be sold in an underwritten Shelf Takedown initiated by the Stockholder, the Stockholder shall have the right to select the underwriter or underwriters, but only with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed).

(e)                                  Other Registration Rights.  Prior to the Termination Date, the Company shall not grant to any Person the right to request the Company (i) to register any Common Stock in an S-3 Registration unless such rights are consistent with, and not more favorable than, the provisions hereof, or (ii) to include any securities of the Company other than Common Stock in an underwritten Shelf Takedown.

Section 5.                                           Suspension Periods; Blackout Periods.

(a)                                 Suspension Periods. The Company may (i) delay the filing of a Registration Statement in connection with a Demand Registration or an S-3 Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Securities pursuant to a Demand Registration or an S-3 Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the board of directors of the Company determines in good faith that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any material debt or equity financing, any material acquisition or disposition, any material recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing or an offering pursuant to this Section 5 is herein called a “Suspension Period.”  In no event shall there be more than two (2) Suspension Periods during any rolling period of three hundred sixty-five (365) days, and the number of days covered by any one or more Suspension Periods shall not exceed ninety (90) days in the aggregate during any rolling period of three hundred sixty-five (365) days.  If pursuant to this Section 5 the Company delays a Demand Registration requested by the Stockholder, the Stockholder shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 2(b). If pursuant to this Section 5 the Company withdraws an S-3 Registration Statement requested by the Stockholder, the Stockholder shall be entitled to make a further request for an S-3 Registration pursuant to this Agreement, which will not count against the limitation on the number of such registrations set forth in Section 4(a).  The Company shall provide prompt written notice to the Stockholder of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 5), but shall not be obligated under this Agreement to disclose the reasons therefor.  BNPP shall (and shall cause its Affiliates to) keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period.  For the avoidance of doubt, nothing in this Section 5(a) shall affect any of BNPP’s rights pursuant to the Stockholder Agreement.

(b)                                 Blackout Periods.  Unless the Company otherwise permits by notice in writing to the Stockholder, the Stockholder shall not make any offers or sales of Registrable Securities during the period (each a “Blackout Period”) beginning on the 15th day of the third month of each fiscal quarter of the Company and ending one full trading day after the Company publicly issues its earnings release for such fiscal quarter (or fiscal year in the case of the fourth fiscal quarter).  A “full trading day” after an earnings release means at least one full-day trading session on the New York Stock Exchange shall have elapsed after the public issuance of such earnings release.  Notwithstanding this Section 5(b), but subject to the other provisions hereof, Registrable Securities may be offered and sold during a Blackout Period if such offers and sales are made pursuant to a Rule 10b5-1 Plan that has been established outside a Blackout Period.

Section 6.                                           Registration Procedures.

(a)                                 Whenever the Stockholder requests that any Registrable Securities be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i)                                     subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing); and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Stockholder and the underwriters or other distributors, if any, identified by the Stockholder copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Stockholder, one set of the exhibits incorporated by reference, and the Stockholder and a single counsel selected by the Stockholder (“Stockholder’s Counsel”) shall have a reasonable opportunity to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC, and the Stockholder shall have the opportunity to object to any information pertaining to the Stockholder that is contained therein and the Company will make the corrections reasonably requested by the Stockholder with respect to such information prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto;

(ii)                                  in the case of a S-3 Registration, use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such S-3 Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such S-3 Registration Statement effective for a period of no longer than thirty six (36) months or such lesser period as is necessary to complete the distribution of the Common Stock covered by such S-3 Registration Statement;

(iii)                               use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

(iv)                              furnish to the Stockholder and each managing underwriter, if any, without charge, conformed copies of each Registration Statement and amendment thereto and copies of each supplement thereto promptly after they are filed with the SEC (but only one set of exhibits thereto need be provided); and deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities of the Stockholder covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v)                                 use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as the Stockholder reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

(vi)                              notify the Stockholder and each distributor of such Registrable Securities identified by the Stockholder, at any time when a Prospectus relating thereto is required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein not misleading, and, at the request of the Stockholder, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vii)                           in the case of an underwritten offering in which the Stockholder participates pursuant to a Demand Registration or an S-3 Registration, enter into an underwriting agreement containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters) as are customary and reasonable for an offering of such kind, and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making members of senior management of the Company available to participate in “road-show” and other customary marketing activities);

(viii)                        in the case of an underwritten offering in which the Stockholder participates pursuant to a Demand Registration, Piggyback Registration or an S-3 Registration, and to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make reasonably available, for inspection by the Stockholder, Stockholder’s Counsel, the managing underwriters of such offering and one counsel (and one accountant) for such managing underwriter, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by the Stockholder or such managing underwriters or attorney in connection with such offering and (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix)                              use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

(x)                                 provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement;

(xi)                              promptly notify the Stockholder and the managing underwriters of any underwritten offering:

(1)                                 when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)                                 of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Stockholder;

(3)                                 of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4)                                 of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and

(xii)                           keep the Stockholder reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder, including by providing the Stockholder with copies of all written correspondence with the SEC in connection with any Registration Statement or Prospectus filed hereunder.

(b)                                 The Company shall use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as the Stockholder shall reasonably request, all to the extent required to enable the Stockholder to be eligible to sell Registrable Securities pursuant to Rule 144 under the Securities Act prior to the Termination Date.

(c)                                  The Company may require the Stockholder and each distributor of Registrable Securities as to which any registration is being effected to furnish to the Company any other information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request.

(d)                                 The Stockholder agrees by having its stock treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 6(a)(vii), the Stockholder will immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(vii), and, if so directed by the Company, the Stockholder will deliver to the Company all copies, other than permanent file copies then in the Stockholder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 7.                                           Registration Expenses.

(a)                                 All expenses incident to any Demand Registration or S-3 Registration, including all expenses incident to the Company’s performance of or compliance with this Agreement, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, Financial Industry Regulatory Authority fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, and fees and disbursements of one counsel representing the Stockholder (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel representing any underwriters or other distributors), shall be borne by the Stockholder.  All expenses incident to any Piggyback Registration, including the Registration Expenses (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel representing any underwriters or other distributors), shall be borne by the Company and the Stockholder in proportion to the gross proceeds received by each in the offering.

(b)                                 The obligation of each party to bear the expenses described in Section 7(a) shall apply irrespective of whether a registration, once properly demanded or requested, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Stockholder (unless withdrawn following commencement of a Suspension Period pursuant to Section 5) shall be borne by the Stockholder.

Section 8.                                           Indemnification.

(a)                                 The Company shall indemnify, to the fullest extent permitted by law, the Stockholder and each Person who controls the Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) the same are made in reliance and in conformity with information furnished in writing to the Company by BNPP or the Stockholder or the underwriters expressly for use therein or (ii) the same are corrected in an amendment or supplement to the Registration Statement or Prospectus and the Stockholder or any Person who controls the Stockholder thereafter fails to deliver or cause to be delivered such Registration Statement or Prospectus as so amended or supplemented prior to or concurrently with the Registrable Securities to the Person asserting such loss, claim, damage, liability, judgement cost or expense after the Company has furnished the Stockholder or such Person who controls the Stockholder such Registration Statement or Prospectus as so amended or supplemented.  In connection with an underwritten offering in which the Stockholder participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above (including the exceptions thereto as applicable to the underwriters) with respect to the indemnification of the Stockholder, provided, however, that this sentence shall apply only if (based on the current market prices immediately prior thereto) the number of shares of Registrable Securities to be sold in the offering would yield gross proceeds to the Stockholder of at least the Minimum Amount (or if the Company otherwise approves the offering for purposes of this Section 8).

(b)                                 In connection with any Registration Statement in which the Stockholder is participating, BNPP and the Stockholder shall furnish to the Company in writing such information and certificates as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by BNPP or the Stockholder expressly for use therein.

(c)                                  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person.  Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person otherwise than under this Section 8. If such defense is assumed, the indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld).  An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one).  Failure to give prompt written notice shall not release the indemnifying Person from its obligations hereunder. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnifying Person hereunder unless such judgment or settlement includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification.  The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d)                                 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Securities made before the Termination Date, and offers and sales of Registrable Securities made pursuant to a Shelf Takedown that has been priced by not completed prior to the Termination Date.

(e)                                  If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations.  The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the liability of the Stockholder or BNPP be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

Section 9.                                           Participation in Underwritten Offerings.

No Person (including the Stockholder) may participate in any underwritten offering pursuant to a registration effected hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Stockholder, in the case of any underwritten offering pursuant to a Demand Registration or any underwritten Shelf Takedown, or by the Company, in any other case and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such underwriting arrangements.

Section 10.                                    Securities Act Restrictions.

The shares of Registrable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act.  Accordingly, the Stockholder shall not, directly or through others, offer or sell any shares of Registrable Securities except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available.  Prior to any transfer of shares of Registrable Securities other than pursuant to an effective registration statement, the Stockholder shall notify the Company of such transfer and the Company may require the Stockholder to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request.  The Company may impose stop-transfer instructions with respect to any shares of Registrable Securities that are to be transferred in contravention of this Agreement (including Section 6 and this Section 10).

Section 11.                                    Transfers of Rights and Collective Action.

(a)                                 Transfers to BNPP and Subsidiaries. Shares of Registrable Securities may be transferred to and held by BNPP or any majority-owned subsidiary of BNPP from time to time and in whole or in part, but only if the transfer complies with Section 10.  Each such transfer shall be effective when (but only when) the transferred securities are registered in the name of the transferee.  Upon any such effective transfer, the transferee shall automatically become and have the rights of a Stockholder with respect to the Registrable Securities so transferred and the transferor shall automatically cease to be and to have the rights of a Stockholder with respect to the transferred shares of Registrable Securities. The Company may require any transferee that becomes a Stockholder to sign a written acknowledgement that it has become a Stockholder hereunder.  Notwithstanding the foregoing, any Stockholder that (i) ceases to be the registered owner of Registrable Securities or (ii) ceases to be BNPP or a majority-owned subsidiary of BNPP, shall automatically cease to be a Stockholder and, in the case of clause (ii), any shares of

Registrable Securities held by such Person shall automatically cease to be Registrable Securities for all purposes hereunder.  With respect to any Person that ceases to be a Stockholder (either entirely or only with respect to transferred securities), the rights and obligations of such Person arising under Section 8 or otherwise hereunder with respect to periods and matters existing before such cessation shall survive such cessation.

(b)           Collective Action.  At any time when there is more than one Stockholder, they shall act collectively as if they were one Stockholder holding all of their shares of Registrable Securities, and any act, determination or request permitted or required to be done or made hereunder by any of them shall be done or made solely by BNPP on their behalf in a coordinated manner as if they were one Stockholder.  BNPP shall cause each Stockholder (and former Stockholder) to perform its obligations under, and otherwise comply with, the provisions of this Agreement.

(c)           Transfers to Other Persons. Shares of Registrable Securities may be transferred to and held by Persons other than BNPP or a majority-owned subsidiary of BNPP, but only if the transfer complies with Section 10 and only if, before any such shares are transferred to any such other Person (other than pursuant to a Registration Statement or Rule 144 under the Securities Act), or otherwise become held by any such other Person, such other Person agrees in writing with the Company, in a form reasonably satisfactory to the Company, to comply with Section 10 with respect to any future transfers of such shares.  Notwithstanding any other provision of this Agreement, however, no such other Person shall have the rights of a Stockholder or of BNPP hereunder, and no shares transferred to or held by any such other Person shall have the benefits afforded to Registrable Securities hereunder.

Section 12.            Miscellaneous.

(a)           Notices.  Unless otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be deemed to have been duly given when (i) delivered, (ii) sent by facsimile or electronic mail or (iii) deposited in the United States mail or private express mail, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Company:

First Hawaiian, Inc.
999 Bishop Street
Honolulu, Hawaii 96813
Attention:  Robert S. Harrison, Chairman and CEO
E-mail:  rharrison@fhb.com

with a copy to:

First Hawaiian, Inc.
999 Bishop Street
Honolulu, Hawaii 96813
Attention:  Michael Ching, Executive Vice President, CFO and Treasurer
E-mail:  mching@fhb.com

If to the Stockholder:

BancWest Corporation

c/o Bank of the West

180 Montgomery Street

San Francisco, California 94104
Attention:  General Counsel
Email:  Vanessa.Washington@bankofthewest.com

with a copy to:

BancWest Corporation

c/o Bank of the West

180 Montgomery Street

San Francisco, California 94104
Attention:  Chief Financial Officer
Email:  Daniel.Beck@bankofthewest.com

If to BNPP:

BNP Paribas

3 rue d’Antin
75002 Paris, France
Attention:  Pierre Bouchara — Head of Group Financial Management
Email:  pierre.bouchara@bnpparibas.com

(b)           No Waivers.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c)           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that there are no intended third party beneficiaries hereof.

(d)           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York and without regard to its choice of law principles. Any action or proceeding arising out of or relating to this Agreement shall be brought in the courts of the State of New York located in the County of New York or in the United States District Court for the Southern District of New York (if any party to such action or proceeding has or can acquire jurisdiction), and each of the parties hereto or thereto irrevocably submits to the exclusive jurisdiction of each such court in any such action or proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the action or proceeding shall be heard and determined only in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  The Parties to this Agreement agree that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties hereto and thereto irrevocably to waive any objections to venue or to convenience of forum.  Process in any action or proceeding referred to in the second sentence of this Section 12(d) may be served on any party to this Agreement anywhere in the world.

(e)           Waiver of Jury Trial.  EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

(f)            Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, including by facsimile or by e-mail delivery of a “.pdf” format data file, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

(g)           Entire Agreement.  This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous agreements, negotiations, discussion, understandings, conversations, commitments and writings with respect to such subject matter.

(h)           Captions.  The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(i)            Severability.  In the event any one or more of the provisions contained in this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, or the application of such provisions to persons or circumstances or in jurisdictions other than those as to which have been held invalid, illegal, void or unenforceable, shall remain in full force and effect and not in any way be affected, impaired or invalidated thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of invalid, illegal, void or unenforceable provisions.

(j)            Amendments.  No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party hereto, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

[Signature Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

FIRST HAWAIIAN, INC.

By:	/s/ Robert S. Harrison
	Name:	Robert S. Harrison
	Title:	Chairman of the Board and Chief Executive Officer

BNP PARIBAS

By:	/s/ Michel Vial
	Name:	Michel Vial
	Title:	Head of Development

By:	/s/ Emmeline Travers
	Name:	Emmeline Travers
	Title:	Senior Analyst

BANCWEST CORPORATION

By:	/s/ Thibault Fulconis
	Name:	Thibault Fulconis
	Title:	Vice Chairman

[Signature Page to Registration Rights Agreement]